EXHIBIT 4


                      TRANSACTIONS IN SHARES OF THE COMPANY


The Reporting Persons engaged in the following transactions in shares of Common Stock during the past 60 days or since the filing of Schedule 13D, whichever is less.(1) All transactions involved purchases of shares of Common Stock on the New York Stock Exchange.


   Reporting
  Person With                                        Price Per
    Direct                                             Share
  Beneficial        Date of        Number of        (Excluding
   Ownership      Transaction       Shares          Comission)
   ---------      -----------       ------          ----------

      NAP          10/30/98(1)      11,000            10.875
      NAP          12/03/98         41,000            12.000


















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(1) The shares purchased on 10/30/98 were reflected as shares of Common Stock beneficially owned in the Schedule 13D; however, although included in the totals on Item 5, reference to this specific purchase was inadvertently omitted.